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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report  (Date of earliest event reported)         October 9, 2001

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                           Rhythms NetConnections Inc.

               (Exact name of Registrant as specified in charter)



                                    Delaware

                 (State or other jurisdiction of incorporation)



         000-25685                                           33-0747515


 (Commission File Number)                                  (IRS Employee
                                                        Identification No.)



9100 East Mineral Circle, Englewood, Colorado                     80112

(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code      (303) 876-6500



                                 Not Applicable

         (Former name or former address, if changed since last report)
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Item 2.a   ACQUISITION OR DISPOSITION OF ASSETS.

GENERAL

      On August 1, 2001, Rhythms NetConnections Inc. ("RHYTHMS"), Rhythms Leasing, Inc. ("LEASING"), Rhythms Links Inc. ("LINKS") and Rhythms Links Inc. - Virginia ("LINKS VIRGINIA") (Rhythms, Leasing, Links and Links Virginia are collectively referred to herein as the "COMPANIES") commenced voluntary cases (the "CASES") under Chapter 11 of Title 11 of the U.S. Code (the "BANKRUPTCY CODE") in the U.S. Bankruptcy Court for the Southern District of New York (the "COURT").

      At the sale order hearing held on September 25, 2001 (the "SALE ORDER HEARING"), the Court entered several orders authorizing, among other things,
(1) the sale (the "SALE") of certain assets (the "ASSETS") of the Companies to MCI WorldCom Network Services, Inc. ("WORLDCOM"), effective as of September 24, 2001 (the "EFFECTIVE DATE"), and (2) debtor-in-possession financing from WorldCom to the Companies (the "DIP LOAN"), the proceeds of which will be used by the Companies to fund the operation of the Assets, certain other liabilities and certain other operating expenses associated therewith (together, the "BUSINESS") from the Effective Date until the earlier of the date of the closing of the transactions contemplated in the Purchase Agreement (the "CLOSING") or December 31, 2001 Agreement (the "CLOSING DATE").

      The terms and conditions of the Sale are set forth in that certain Asset Purchase Agreement, dated as of September 24, 2001, by and among the Companies, as sellers, and WorldCom, as buyer (the "PURCHASE AGREEMENT"). The terms and conditions of the DIP Loan are set forth in that certain Credit and Security Agreement, dated as of September 24, 2001, by and among the Companies, as borrowers, and WorldCom, as lender (the "LOAN AGREEMENT"). The parties reached agreement on the final language of the Purchase Agreement and the Loan Agreement on October 9, 2001, and are in the process of preparing, executing and delivering definitive agreements. Rhythms will file a supplemental Current Report on Form 8-K, with copies of the definitive Purchase Agreement and Loan Agreement attached as exhibits thereto, as soon as such documents are available.

      At the Sale Order Hearing, the Court also approved (1) an Interim Financing Order authorizing use of a portion of the DIP Loan proceeds (the "INTERIM FINANCING ORDER"); (2) an agreement by and among Cisco, WorldCom and the Companies, whereby the parties reached agreement on the amount and treatment of Cisco's administrative and pre-petition unsecured claims against the Companies and the funding of Cisco's claims; (3) an agreement by and among GATX Capital Corporation and GATX Telecom Investors II, LLC (together "GATX") and the Companies, whereby the Companies agreed to exchange equipment in their warehouse for any remaining GATX equipment in the 709 collocation sites ("COs") being acquired by WorldCom and to pay GATX $250,000 as an equipment exchange fee; and (4) an agreement by and among the Companies, the Incumbent Local Exchange Carriers (the "ILECs"), Cisco and WorldCom (the "ILEC AGREEMENT"), whereby the ILECs agreed to modify the interconnection and collocation agreements among the Companies and WorldCom (the "ICAs") to, among other things, delete the COs that WorldCom is not acquiring.

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PURCHASE AGREEMENT

      Pursuant to the Purchase Agreement, WorldCom has agreed to (1) purchase 709 COs and related ICAs between the Companies and the ILECs, (2) assume certain executory contracts and unexpired leases, (3) purchase all furniture, fixtures and equipment owned by the Companies, wherever located, (4) purchase certain accounts receivable, which are to be collected prior to the Closing Date ("ARs"), except ARs collected during the first 10 business days following the Effective Date, which must be used to fund operations of the Business during the pre-Closing period, (5) purchase certain licenses and intellectual property, (6) purchase Rhythm's stock in Megapath Networks Incorporated, (7) assume certain real property leases, including the lease on the Companies' headquarters located at 9100 East Mineral Circle, Englewood, Colorado, and (8) purchase certain network equipment, among other assets of the Companies, all as in existence on the Closing Date. The Assets do not include any assets expressly identified in the Purchase Agreement as "Excluded Assets," the most significant of which are the cash, cash equivalents and certain deposits and refunds on hand with the Companies as of the Effective Date (and remaining on hand at the Closing), the Companies' building which is under construction, located at 9195 East Mineral Circle, Englewood, Colorado, and the stock owned by Rhythms in At Home Network Solutions, Inc.

      In addition to acquiring the Assets, pursuant to the Purchase Agreement, WorldCom will assume all liabilities related to the Business (with certain enumerated exceptions) accruing after the Closing Date (including assumed contracts and leases), including all operating expenses of the Business incurred after the Effective Date and through and including the Closing Date (including all accrued and unpaid expenses as of the Closing
Date) (the "ASSUMED LIABILITIES").

      The purchase price for the Assets is (1) $40 million (less the DIP Loan commitment, with an obligation on the Companies' part to return to WorldCom any unexpended DIP Loan proceeds) plus (2) the Cure Reserve Amount (as discussed below) plus (3) the Cisco Pre-Petition Claim Payout (as defined below) plus (4) the Assumed Liabilities (collectively, the "PURCHASE PRICE"). The Purchase Price, which was arrived at in arm's length negotiations between the Companies and WorldCom, is payable in full in cash at the Closing, except for the Cure Reserve, the Cisco Pre-Petition Claim Payout and the Assumed Liabilities which will be paid as they come due (discussed below). Prior to entering into the Purchase Agreement, the Companies, with the assistance of its financial advisors, conducted an extensive 6-month long survey of the marketplace to locate possible buyers or strategic partners. Shortly following the commencement of the bankruptcy case, the Court approved auction procedures for an auction of the Companies' assets. WorldCom is the only party that submitted a qualifying bid in the auction.

      The Companies will be liable for all cure amounts payable to third parties. $8 million of the Purchase Price (the "CURE AMOUNT") is intended to be used by the Companies to make cure payments to third parties. The Companies are responsible for all cure payments, subject to the Cure Reserve arrangement and the Cisco Pre-Petition Claim Payment arrangement.

      If the transactions contemplated in the Purchase Agreement close, WorldCom, the Companies and Cisco have agreed that Cisco shall have an allowed unsecured claim of $25 million and that WorldCom will fund distribution on account of $2.5 million, not to exceed $250,000 to settle Cisco's pre-petition unsecured claim against the Companies (the "CISCO PRE-PETITION CLAIM PAYOUT").

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The balance of the Cisco Pre-Petition Claim Payout will be treated the same as all other pre-petition unsecured claims. In the event the sale does not close, for whatever reason, the Companies intend to terminate all services to customers, consistent with the authority given to the Companies to do so in the FCC Order (discussed below), and to reject all executory contracts and unexpired leases as of the date of the cessation of funding by WorldCom. As to Cisco, if the Sale does not close, all parties will return to their respective positions and retain all rights and remedies available to them to assert claims for, and defenses to claims for, administrative expenses or unsecured claims arising from the rejection of contracts, with the exception that Cisco has agreed not to assert any claims for administrative claims for payment for leased equipment that is used by the Companies in their operations from and after September 24, 2001.

      If the transactions contemplated in the Purchase Agreement close, WorldCom has agreed to fund up to $500,000 of additional Cure Amount (the "CURE RESERVE") to provide an extra $500,000 "cushion" for cure payments owed by the Companies to third parties. In the event the sum of (1) the aggregate Cure Amounts plus (2) $500,000 exceeds (3) $8,000,000, then in such event the Purchase Price shall be adjusted upward in the cash amount (the "CURE AMOUNT PURCHASE PRICE ADJUSTMENT") equal to the difference of [(1 + 2) - 3], subject to the limitation that in no event shall such adjustment exceed $500,000.

      WorldCom has agreed to indemnify the Companies for damages incurred in the event the Companies are required to resume operations after they terminate their services to customers or is required to continue operations of the Business after the termination of the Purchase Agreement.

      The Companies have agreed to use commercially reasonable efforts to conduct the Business during the period after the Effective Date and prior to the Closing or the termination of the Purchase Agreement. The Companies may discontinue operations at any COs that are not being acquired by WorldCom, dispose of or abandon any Excluded Assets and reject any contracts or leases that are not specifically designated for assumption by WorldCom under the Purchase Agreement, at their election.

      The following are conditions precedent to WorldCom's obligation to close the sale of the Assets: (1) the purchase by WorldCom of all equipment leased to any of the Companies by Cisco, on terms acceptable to WorldCom in its sole discretion (which Cisco and WorldCom have already agreed to, and which the Court approved at the Sale Order Hearing), (2) the resolution of Cisco's administrative and pre-petition claims against the Companies (which Cisco, WorldCom and the Companies have already agreed to, and which the Court approved at the Sale Order Hearing); (3) a favorable ruling from the Court on the severability issue with respect to the ILEC agreements (the ILECs, WorldCom and the Companies reached agreement on this issue, without a ruling or finding by the Court, and the Court approved this agreement at the Sale Order Hearing); (4) obtaining clearance under the

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Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which the parties have concluded is not required); and (5) obtaining all third party consents required to consummate the Purchase Agreement, including governmental consents. The Closing will occur two business days after all of the Closing conditions have been met.

      The Purchase Agreement may be terminated by either the Companies or WorldCom for the following reasons: (1) by WorldCom if an Approval Order approving the sale of Assets is not entered by the Effective Date (the Court entered the Approval Order at the Sale Order Hearing); (2) by any party, if closing has not occurred by December 31, 2001; (3) by WorldCom if the Court approves a competing transaction (the Court approved both the Purchase Agreement and the Loan Agreement, and the transactions contemplated therein, at the Sale Order Hearing); (4) by the non-breaching party if there is a material breach of the Purchase Agreement or the Loan Agreement; (5) by WorldCom if the Companies do not deliver or WorldCom does not accept the schedules to the Purchase Agreement prior to the date of the Sale Order Hearing (the Companies delivered the schedules to the Purchaser prior to the Sale Order Hearing, the Purchaser requested certain changes to the schedules which the Companies made and the Seller did not reject the revised schedules prior to the Sale Order Hearing); (6) by WorldCom if WorldCom has not agreed to terms and conditions with Cisco to purchase substantially all of the Cisco network equipment used by the Companies, on terms acceptable to WorldCom (which Cisco and WorldCom have already agreed to, and which the Court approved at the Sale Order Hearing); (7) by WorldCom if WorldCom has not successfully migrated 40,000 of the Company's customer lines to WorldCom within 10 business days of September 25, 2001; and (8) by the Companies if all of Cisco's claims against the Companies have not been settled as to amount and priority to the Companies satisfaction (which Cisco, WorldCom and the Companies have already agreed to, and which the Court approved at the Sale Order Hearing.

LOAN AGREEMENT

      Pursuant to the Loan Agreement, WorldCom has agreed to provide the Companies with a DIP Loan facility in an amount not to exceed $32 million (the "DIP LOAN AMOUNT"). Weekly advances under the DIP Loan will be available to the Companies in amounts not to exceed $4 million per advance. A final financing order approving the DIP Loan facility was entered on October 10, 2001.

      The DIP Loan will mature on the earlier of (1) the closing date of the Purchase Agreement and (2) December 31, 2001, unless the Loan Agreement is terminated sooner pursuant to its terms. The proceeds of the DIP Loan can only be used for expenses approved under a budget (as described in the Loan Agreement) to fund the operating expenses of the Business during the term of the Loan Agreement. Advances under the Loan Agreement will bear interest at a rate of 10%. The aggregate DIP Loan Amount will be permanently reduced by 100% of the net cash proceeds from sales of purchased Assets prior to the closing.

      With one exception, the Companies obligations under the Loan Agreement are secured by, and with recourse in the event of a default limited to, certain specified collateral, which, with

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minor differences, consists of the Assets to be purchased by WorldCom under the Purchase Agreement (the "COLLATERAL").

      WorldCom's obligation to fund the Initial Advance is conditioned upon satisfaction of, among other things, entry by the Court of the Interim Financing Order (which the Court entered at the Sale Order Hearing) and/or the Final Financing Order, which is scheduled to be heard by the Court on October 10, 2001, as the case may be.

OTHER MATTERS

      On September 24, 2001, the FCC granted the Companies' request for authority to terminate services (the "FCC Order"), effective that date. Pursuant to the FCC Order and the orders issued at the Sale Order Hearing, all contracts and leases not assumed by WorldCom were rejected and all ownership interests in leases, furniture, fixtures and equipment not purchased by WorldCom were abandoned as of the Sale Order Hearing date.

      In addition to the Purchase Agreement and the Loan Agreement, WorldCom and Rhythms are parties to agreements pursuant to which Rhythms purchases data transport, software and other services from WorldCom and other agreements pursuant to which WorldCom purchases DSL and other services from Rhythms.

      In addition to these agreements, MCI WorldCom Venture Fund, an affiliate of WorldCom, owns 5,334,692 shares of Rhythms' stock, which includes 856,996 shares which are issuable upon exercise of currently exercisable warrants.

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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Not applicable.

(b)   Not applicable.

(c) Rhythms will file a supplemental Current Report on Form 8-K, with copies of the final Purchase Agreement and Loan Agreement attached as exhibits thereto, as soon as such documents become available.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Rhythms NetConnections Inc.
                                    (Registrant)



Date:  October 10, 2001             /s/  J. W. BRAUKMAN, III
                                    ------------------------
                                    By:    J. W. Braukman, III
                                    Title: Chief Financial Officer